CYTORI THERAPEUTICS CONTACT
Shawn Richardson
+1.858.875.5279
ir@cytori.com

Cytori Reports First Quarter 2015 Business and Financial Results

SAN DIEGO, May 11, 2015—Cytori Therapeutics (NASDAQ: CYTX) today announced its first quarter financial results and provided updates on its corporate activity and clinical development.

Cytori continued to reduce its operating cash burn, spending a total of $5 million in the first quarter 2015, compared to $9 million in Q1 2014. First quarter 2015 net loss allocable to common stock holders was $22.6 million (or $7.2 million and $0.07 per share when excluding a non-cash charge of $15.4 million related to the change in fair value of warrant liability) compared to $10 million (or $0.14 per share) for the same period in 2014. Cytori ended the first quarter of 2015 with $13.2 million of cash and cash equivalents or approximately $39 million pro-forma at March 31, 2015, when considering $25.7 million in net cash proceeds since March 31, 2015 from the issuance of shares under its ATM program, warrant exercises, and the net proceeds from the initial closing of a registered direct offering, which closed on May 8, 2015.

Selected Q1 Highlights:

•	Cytori received FDA IDE full approval for Pivotal Phase III trial, STAR TRIAL, to evaluate ECCS-50 in treating hand dysfunction associated with scleroderma – Jan’ 2015

•	FDA approved an increase in number of STAR trial sites from 12 to 20 – Feb’ 2015

•	Enrollment began for ACT-OA, a 90 patient, US Phase II trial, to study ECCO-50 in treating osteoarthritis of the knee - Feb’ 2015

•	Cytori and Lorem Vascular were granted regulatory clearance for Cytori Celution® System by the State Food and Drug Administration of the People’s Republic of China – Apr’ 2015

•	Cytori received initial purchase order of Celution devices and 1,100 consumable sets from Lorem Vascular, our Chinese Licensee – Apr’ 2015

•	Cytori was granted orphan drug status for treatment of scleroderma in European Union – Apr’ 2015

•	Cytori reported top line 12 month follow-up data on SCLERADEC-I Trial – Apr’ 2015

•	Cytori presented preclinical and mechanistic data supporting use of Cytori Cell Therapy™ in wounds combining thermal burn and radiation exposure - Apr’ 2015

“We accomplished the key objectives we hoped to achieve over the past 4 quarters and are off to a good start in 2015,” said Dr. Marc H. Hedrick, President and CEO of Cytori Therapeutics. “Now the lion’s share of our corporate focus and energy will go into trial enrollment and strategically managing our clinical pipeline.”

“Enrollment in the ACT-OA trial is proceeding as anticipated; we now have 38 patients enrolled into this 90 patient trial.  We are confident that we will complete enrollment this year” said Dr. Steven Kesten, Chief Medical Officer of Cytori Therapeutics. “In addition, the Scleroderma program is a key component of our overall clinical strategy and we are very active in laying the groundwork to begin the U.S. trial in the next few months”.

Q1 Financial Performance

•	Cash and debt balances at March 31, 2015 of approximately $13.2 million (or approximately $39 million pro-forma) and $25.4 million, respectively.

•	Q1 operating cash burn of $5.0 million, compared to $9.0 million for the same period in 2014.

•	Q1 product revenue of $0.9 million, compared to $1.0 million for the same period in 2014.

•	Q1 contribution (profit/loss) from our sales and marketing organization, excluding share based compensation, of a loss of $0.5 million, compared to a loss of $1.2 million for the same period in 2014.

•	Q1 contract revenue of $1.4 million, compared to $0.4 million for the same period in 2014.

•
Q1 net loss allocable to common stock holders was $22.6 million (or $0.21 per share, or $7.2 million and $0.07 per share when excluding a non-cash charge of $15.4 million related to the change in fair value of warrant liability) compared to $10 million (or $0.14 per share) for the same period in 2014.

“The reduced operating cash burn, combined with our renegotiated Olympus liability, the proceeds from recent warrant exercises, ATM, and the first closing of $19.4 million of our recently announced equity offering, significantly strengthened our balance sheet and enhances our ability to restructure our debt obligations, and more importantly, it provides liquidity for well over 12 months of operations” said Tiago Girao, VP of Finance and CFO of Cytori Therapeutics. “We can now stay laser-focused on the execution of our key clinical objectives with continued emphasis on the two late stage U.S. clinical trials”.

Upcoming Catalysts:

•	Complete enrollment of US ACT-OA trial and examine data

•	Initiate enrollment of US scleroderma STAR trial

•	Publication of SCLERADEC-I 12 month data and initiation of enrollment of French SCLERADEC-II trial

•	Begin enrollment of MHLW funded Japanese stress urinary incontinence trial

•	Complete core research and development activities for the next generation Celution System and file for IDE in the U.S. for a BARDA funded burn trial

Management Conference Call Webcast and Shareholder Letter Information

Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss the Company's progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 33808048.

About Cytori

Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions.  Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair.  As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products.  For more information: visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include the level of future interest in our products by Japan research institutions, performance of our Japan distribution network, clinical, pre-clinical and regulatory uncertainties, such as those associated with the ACT-OA Trial, STAR, SCLERODEC-I and SCLERODEC-II clinical trials, including risks in the collection and results of clinical data, final clinical outcomes, dependence on third party performance, performance and acceptance of our products in the marketplace, unexpected costs and expenses, our reliance on key personnel, the right of the Federal Government to cut or terminate further support of the thermal burn injury program, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in our annual and quarterly reports.

There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	As of March 31, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$ 13,199,000	$ 14,622,000
Accounts receivable, net of reserves of $945,000 and of $1,523,000 in 2015 and 2014, respectively	704,000	1,243,000
Inventories, net	4,614,000	4,829,000
Other current assets	1,344,000	992,000

Total current assets	19,861,000	21,686,000

Property and equipment, net	1,778,000	1,583,000
Restricted cash and cash equivalents	350,000	350,000
Other assets	1,785,000	1,763,000
Intangibles, net	9,350,000	9,415,000
Goodwill	3,922,000	3,922,000

Total assets	$ 37,046,000	$ 38,719,000

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$ 5,614,000	$ 5,546,000
Current portion of long-term obligations, net of discount	10,000,000	7,363,000
Joint venture purchase obligation	3,088,000	3,008,000

Total current liabilities	18,702,000	15,917,000

Deferred revenues	118,000	112,000
Warrant liability, long-term	25,237,000	9,793,000
Long-term deferred rent and other	507,000	558,000
Long-term obligations, net of discount, less current portion	15,677,000	18,041,000

Total liabilities	60,241,000	44,421,000

Commitments and contingencies
Stockholders’ deficit:
Series A 3.6% convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 13,500 shares issued; 325 and 5,311 outstanding in 2015 and 2014	—	—
Common stock, $0.001 par value; 290,000,000 shares authorized; 114,097,357 and 99,348,377 shares issued and outstanding in 2015 and 2014, respectively	114,000	99,000
Additional paid-in capital	336,186,000	331,772,000
Accumulated other comprehensive income	736,000	700,000
Accumulated deficit	(360,231,000)	(338,273,000)

Total stockholders’ deficit	(23,195,000)	(5,702,000)

Total liabilities and stockholders’ deficit	$ 37,046,000	$ 38,719,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014

Product revenues	$ 902,000	$ 1,031,000

Cost of product revenues	598,000	421,000

Gross profit	304,000	610,000

Development revenues:
Government contracts and other	1,444,000	403,000

Operating expenses:
Research and development	3,963,000	4,292,000
Sales and marketing	839,000	1,928,000
General and administrative	2,499,000	4,340,000
Change in fair value of warrants	15,444,000	—

Total operating expenses	22,745,000	10,560,000

Operating loss	(20,997,000)	(9,547,000)

Other income (expense):
Interest income	1,000	2,000
Interest expense	(1,072,000)	(941,000)
Other income, net	110,000	86,000

Total other expense	(961,000)	(853,000)

Net loss	$ (21,958,000)	$ (10,400,000)
Beneficial conversion feature for
convertible preferred stock	(661,000)	—
Net loss allocable to common stock holders	$ 22,619,000)	$ 10,400,000)

Basic and diluted net loss per share allocable to common stockholders	$ (0.21)	$ (0.14)

Basic and diluted weighted average shares used in calculating net loss per share allocable to common stockholders	106,208,857	74,102,396

Comprehensive loss:
Net loss	$ (21,958,000)	$ (10,400,000)
Other comprehensive income (loss) – foreign currency translation adjustments	36,000	(50,000)
Comprehensive loss	$ (21,922,000)	$ (10,450,000)

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$ (21,958,000)	$ (10,400,000))
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	213,000	160,000
Amortization of deferred financing costs and debt discount	257,000	281,000
Joint venture acquisition obligation accretion	203,000	—
Provision for doubtful accounts	—	465,000
Change in fair value of warrants	15,444,000	—
Stock-based compensation expense	459,000	687,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	546,000	49,000
Inventories	100,000	(551,000)
Other current assets	(470,000)	(172,000)
Other assets	68,000	379,000
Accounts payable and accrued expenses	138,000	351,000
Deferred revenues	21,000	(165,000)
Long-term deferred rent	(51,000)	(46,000)

Net cash used in operating activities	(5,030,000)	(8,962,000)

Cash flows from investing activities:
Purchases of property and equipment	(187,000)	(287,000)
Expenditures for intellectual property	—	(155,000)
License agreement termination fee	—	(200,000)

Net cash used in investing activities	(187,000)	(642,000)

Cash flows from financing activities:
Joint venture purchase payments	(123,000)	(2,138,000)
Proceeds from exercise of employee stock options and warrants	—	33,000
Proceeds from sale of common stock, net	3,974,000	9,000,000
Dividends paid on preferred stock	(72,000)	—

Net cash provided by financing activities	3,779,000	6,895,000

Effect of exchange rate changes on cash and cash equivalents	15,000	3,000

Net decrease in cash and cash equivalents	(1,423,000)	(2,706,000)

Cash and cash equivalents at beginning of period	14,622,000	15,506,000

Cash and cash equivalents at end of period	$ 13,199,000	$ 12,800,000